THE DREYFUS FUND INCORPORATED
                           DREYFUS LIQUID ASSETS, INC.
                DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.


Hello, Mr./Ms. [SHAREHOLDER NAME]? This is ______________________ calling from D.F. King & Company on behalf of [NAME OF FUND]. THE SPECIAL SHAREHOLDERS MEETING scheduled for August 4th has been adjourned to OCTOBER 9, 1998. I am assisting the Fund with the voting of proxies, and I am calling you to check on the status of your vote and to assist, if I may, with the voting of your shares. Do you have a moment?

                  o        Did you receive the materials:
                  o        Have your reviewed it?
                  o        Do you have any questions?
                           [See attached sample questions/answers.]
                  o        Did you send in your proxy?
                  o Would you like to vote your proxy verbally over the phone?
                           If "Yes" obtain appropriate information to verify identity.

NOBO ANSWERING MACHINE MESSAGE

Hello, this is ______________ calling from D.F. King & Company on behalf of [NAME OF FUND]. You should have received materials in the mail concerning the Special Shareholders Meeting originally scheduled for August 4, 1998. The meeting has been adjourned to October 9, 1998. At your earliest convenience, please sign, date and return the proxy card in the envelope provided. If you have not received these materials, please contact your broker. If you have any questions or would like to vote your shares by telephone, please call D.F. King at 1-800-714-3313. If you have already mailed back your proxy, please disregard this message and accept our thanks.

REGISTERED ANSWERING MACHINE MESSAGE

Hello, this is ________________ calling from D.F. King & Company on behalf of [NAME OF FUND]. You should have received materials in the mail concerning the Special Shareholders Meeting originally scheduled for August 4, 1998. The meeting has been adjourned to October 9, 1998. At your earliest convenience, please sign, date and return the proxy card in the envelope provided. If you have not received these materials, or if you have any questions, or would like to vote your shares by telephone, please call D.F. King at 1-800-714-3313. If you have already mailed back your proxy, please disregard this message and accept our thanks.

PROXY QUESTIONS AND ANSWERS

THE DREYFUS FUND INCORPORATED

PROPOSAL 2: APPROVAL OF CHANGES TO CERTAIN OF DREYFUS FUND'S INVESTMENT TECHNIQUES AND INVESTMENT RESTRICTIONS AND AN AMENDMENT TO DREYFUS FUND'S ARTICLES OF INCORPORATION WITH RESPECT THERETO.

Question:           By engaging in options, futures and short selling will the
                    Dreyfus Fund be exposed to more risk and will it still be considered a relatively conservative fund?

Answer: The proposed changes with respect to futures contracts, forward contracts, options and short sales would not involve any change to the fund's investment objectives and the fund would continue to invest principally in common stocks to achieve its investment objectives. The purpose of the proposal is to make these additional investment techniques available to the fund if and when management believes it appropriate. One can not predict the impact that the fund's engaging in any of these techniques will have on the fund's performance. As noted in the proxy statement, engaging in these transactions involve certain risks.

QUESTION:           Will any of the changes to the Dreyfus Fund have any impact, either positive or negative, on the quarterly dividend distribution?

Answer: The fund will continue to distribute dividends, if any, on a quarterly basis. The amount of the dividend is dependent on the fund's holdings and the income stream generated by those holdings. The proposed changes to the fund's investment restrictions could possibly have an impact on the distribution amount, although it's impossible to predict the impact.

QUESTION:           Why is it proposed that the quorum represent only 1/3 of the shares instead of the majority?

Answer: The fund is a Maryland corporation. Under the Maryland General Corporation Law, the fund can establish in its Charter a quorum that is less than a majority of its outstanding shares of common stock. It is sometimes difficult to obtain a quorum of over half the outstanding shares. If adopted, the new quorum requirement would permit a stockholders meeting to be convened as long as at least 1/3 of the stockholders are present in person or by proxy. Establishing one-third of the fund's outstanding shares as a quorum should enable the fund to conduct future stockholders' meetings without incurring the increased burden and expense of soliciting votes from at least a majority of the fund's shares in order to achieve a quorum. As is noted in the proxy statement, establishing such a quorum would not affect the number of votes required to adopt proposals under Maryland law or the Investment Company Act of 1940, as amended.

PROXY QUESTIONS AND ANSWERS

THE DREYFUS FUND INCORPORATED

PROPOSAL 3: TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE FUND'S CHARTER TO REDUCE THE PAR VALUE OF THE FUND'S SHARES FROM $1.00 PER SHARE TO $.001 PER SHARE, WITH A COMMENSURATE REDUCTION IN THE FUND'S STATED CAPITAL.

Question:           What does this mean and how will it impact the fund?

Answer: Par value has no relationship to a share's market value as par value is the value assigned to a share for balance sheet purposes. The proposal, if approved, would reduce the fund's par value per share from $1 to $.001. As stated in the proxy statement, this reduction would make it less costly for the fund to increase its authorized shares in the future as the fee imposed by the State of Maryland for any such increase is based on aggregate par value. Furthermore, the proposed reduction effectively would reduce the fund's stated capital while commensurately increasing the fund's capital surplus.

DREYFUS LIQUID ASSETS, WORLDWIDE DOLLAR, AND DREYFUS FUND INCORPORATED

PROPOSAL 4: TO AMEND EACH FUND'S ARTICLES OF INCORPORATION TO PERMIT THE FUND TO IMPOSE A SERVICE FEE ON CERTAIN SMALL ACCOUNTS TO BE COLLECTED BY REDEEMING SHARES FROM THE RELEVANT STOCKHOLDER ACCOUNTS.

Question:           By imposing the fee, will the overall management fee of the funds be reduced?

Answer:             No. The management fee for the funds will remain the same.
                    The annual service fee will be used to defray the costs of maintaining accounts having a small balance. The costs of maintaining shareholder accounts is an expense paid by the fund.

QUESTION:           Will shareholders be given the option of prepaying the fee as they do with IRAs?

Answer: No. The fee will be automatically be taken from each applicable account.

QUESTION:           How long would the balance have to be below $2,000 before a shareholder would be subject to the service fee?

Answer: Accounts that meet the low balance criteria ON THE DAY the mailing list is created and whose balance remains below $2,000 on the day the fee is due to be assessed (on or about November 2, 1998) will be charged $12 (accounts below $100 will be closed).

QUESTION:           Will the deduction of the fee cause a taxable event?

Answer: No. The $12 will be redeemed as a "low balance fee" which is non-taxable and non tax reportable on year end tax forms.

PROXY QUESTIONS AND ANSWERS

DREYFUS LIQUID ASSETS, WORLDWIDE DOLLAR, AND DREYFUS FUND INCORPORATED

PROPOSAL 4 (CONTINUED)

QUESTION:           How much of a small balance fee are other fund complexes
                    charging and what are the terms?

Answer: As you can see from the table below, our fee policy is competitive with others in the industry.

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COMPANY                                   POLICY
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Fidelity                      $12 annual maintenance fee assessed in
                              November on accounts with balances below $2,500.
                              EXCEPTIONS: $30K AGGREGATE BALANCE (SAME SSN) AND ACCOUNTS WITH AN AUTOMATIC INVESTMENT PROGRAM.

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T. Rowe Price                 $10 annual maintenance fee assessed during
                              September on accounts with balances below $2,000.
                              EXCEPTIONS:  AGGREGATE BALANCE OVER $25K
                              (IDENTICALLY REGISTERED ACCOUNTS) AND ACCOUNTS WITH AN AUTOMATIC INVESTMENT PROGRAM.

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Scudder                       $10 annual maintenance fee assessed in October on
                              accounts with balances below $2,500.
                              EXCEPTIONS: $25K AGGREGATE BALANCE [SAME SSN OR HOUSEHOLD (ADDRESS)] AND ACCOUNTS WITH AN AUTOMATIC INVESTMENT PROGRAM.

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Vanguard                      $10 annual maintenance fee assessed in June on
                              accounts with balances below $2,500.
                              EXCEPTIONS: AGGREGATE BALANCE OF $100K [SAME HOUSEHOLD (ADDRESS)] AND ACCOUNTS WITH AN AUTOMATIC INVESTMENT PROGRAM.
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